UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2011

NUVILEX, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-68008	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7702 E. Doubletree Ranch Rd, Suite #300, Scottsdale, AZ	85541
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code

(480) 348-8050

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 27, 2011, the Company received a Cease Trade Order from the British Columbia Securities Commission notifying the Company that trading of the Company’s securities would cease on the British Columbia Securities Exchange.  The reason cited for the Cease Trade Order, a copy of which is attached hereto as an Exhibit, is that the Company failed to file copy of its press releases and quarterly financial reports with the British Columbia Securities Commissionas required under Part 7 of NI 51-502 and section 5(b) of BCI 51-509.

The Company was unaware of any filing requirements or obligations of the British Columbia Securities Commission; however, it subsequently learned that an analyst report was inadvertently emailed by a broker to several Canadian residents, creating a filing obligation under the regulations hereinabove cited.

Nuvilex has relatively few Canadian shareholders and there was minimal trading of the Company’s securities on the British Columbia Securities Exchange prior to the Cease Trade Order.  Accordingly, Nuvilex does not anticipate that the Cease Trade Order will have a material effect on the Company’s operations or liquidity.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document	Location
3.1	Cease Trade Order dated May 27, 2011 from the British Columbia Securities Commission.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVILEX, INC.

(Registrant)

Date: July 25, 2011

/s/ Dr. Robert F. Ryan

Dr. Robert F. Ryan

Chief Executive Officer